UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 24, 2017

KinerjaPay Corp.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168068

Delaware	42-1771817
(State of Incorporation)	(I.R.S. Employer Identification No.)

Jl. Multatuli, No.8A, Medan Indonesia	20151
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: +62-819-6016-168

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2017, KinerjaPay Corp., (OTCQB: KPAY), a digital payment and eCommerce platform, ("KinerjaPay" or the "Company") announced the appointment of Deddy Oktomeo as Chief Executive Officer and Yohansyah Yeung as Chief Marketing Officer of its wholly-owned subsidiary PT Kinerja Pay Indonesia ("KinerjaPay Indonesia"). Mr. Deny Rahardjo had previously served as CEO of KinerjaPay Indonesia.

Mr. Oktomeo, age 47, has been CEO of an MitralinkSolusi, an Indonesian IT consulting company, for the past 17 years, where his experience ranged from product design and development to operations and sales support, as well as marketing and finance. Under his leadership, Mitralink developed business in new markets and established new standards of performance in sales and profitability. Mr. Oktomeo was also a founder of mFoodGate a premium merchant-to-member food and beverage solution platform, and co-founder of Fintech Gate, which provided "Know Your Customer" and "Anti-Money Laundering" solutions to financial institutions.

Mr. Yeung, age 41, previously held senior marketing positions in a number of multinational companies, including Sinar Mas Group, Lippo Bank, Emerson Network Power and IDC Research. His expertise includes sales pipeline and account management, new customer acquisition, corporate sales, B2B sales, strategic planning and financial modeling.

Mr. Deny Rahardjo had served as CEO of KinerjaPay Indonesia since April 2016. Mr. Rahardjo stated in his letter of resignation, a copy of which is attached hereto, that he had no disagreements with the operations, policies or practices of the Registrant or its wholly-subsidiary subsidiary, PT KinerjaPay Indonesia.

Item 8.01 Other Events.

The Company is filing as exhibit 99.1 to this Form 8-K a press release dated September 19, 2017 reporting record results for August 2017, exceeding the results for the entire second quarter of 2017. KinerjaPay'
s August 2017 results were more than double those of July 2017 and exceeded the entire second quarter results.

August 2017 transaction volume was approximately 200,000 as compared to 70,000 during the entire second quarter. The Company attributes this growth to increasing consumer awareness of the KinerjaPay platform and related services.

The Company averaged approximately 6,440 transactions per day in August 2017, recording US$923,683 in transaction revenue, as compared to approximately 3,270 transactions per day in July 2017, recording US$387,116 in transaction revenue in July 2017.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17.3	Letter of Resignation of Deny Rahardjo dated July 24, 2017, filed herewith.
99.1	Press Release dated September 20, 2017, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
KinerjaPay Corp.

By:	/s/ Edwin Witarsa Ng
Name:	Edwin Witarsa Ng
Title:	Chief Executive Officer

Date: September 19, 2017